Exhibit 10.1

FORM OF

AIRCRAFT TIME-SHARING AGREEMENT

THIS AIRCRAFT TIME-SHARING AGREEMENT (this “Agreement”) is made effective as of January     , 2008 (the “Effective Date”), by and between FORTUNE BRANDS, INC., a Delaware corporation, and its subsidiaries (“Owner”) and                                         , an individual (“Lessee”), who together are sometimes also referred to herein individually as a “Party” or collectively as “Parties.”

RECITALS

A. WHEREAS, Owner is the owner of the aircraft identified in Appendix A, attached hereto (the “Aircraft”);

B. WHEREAS, Owner has contracted for a fully qualified flight crew to operate the Aircraft; and

C. WHEREAS, Lessee desires to lease the Aircraft and flight crew from Owner on a time-sharing basis, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FAR”);

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, Owner and Lessee agree as follows:

1. LEASE OF AIRCRAFT. Owner agrees to lease the Aircraft to Lessee from time to time as mutually agreed between the Parties pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations for the term of this Agreement.

2. REIMBURSEMENT OF EXPENSES. Lessee shall pay Owner for each flight conducted under this Agreement an amount equal to the expenses of such flight, provided, however, that such cost shall in no event exceed the sum of the following operating expenses authorized by FAR Part 91.501(d);

(a) Fuel, oil, lubricants, and other additives;

(b) Travel expenses of the crew, including food, lodging and ground transportation;

(c) Hangar and tie down costs away from the Aircraft’s base of operation;

(d) Insurance obtained for the specific flight;

(e) Landing fees, airport taxes and similar assessments including, but not limited to IRC Section 4261 and related excise taxes;

(f) Customs, foreign permit, and similar fees directly related to the flight;

(g) In-flight food and beverages;

(h) Passenger ground transportation; and

(i) Flight planning and weather contract services.

3. INVOICING FOR FLIGHTS. Owner shall pay all expenses related to the operation of the Aircraft in the ordinary course of business, and will provide an invoice to Lessee setting forth the cost of each flight taken by Lessee which costs shall not exceed (a) the sum of actual flight expenses set forth in Section 2 or (b) the amount permitted under FAR 91.501(d). Lessee shall pay Owner for the total expenses set forth on each such invoice within ninety (90) days of receipt of such invoice.

4. TAXES. The parties acknowledge that reimbursement of all items specified in Section 2, except for subsections (g) and (h) thereof, are subject to the federal excise tax and Lessee shall pay to Owner (for payment to the appropriate governmental agency) any such taxes applicable to flights of the Aircraft conducted hereunder.

5. FLIGHT REQUESTS. Lessee will provide Owner with requests for flight time and proposed flight schedules as far in advance of any given flight as is reasonably possible. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Owner or Owner’s flight crew:

(a) proposed departure point;

(b) destination;

(c) date and time of flight;

(d) the number of anticipated passengers;

(e) the nature and extent of luggage and/or cargo to be carried;

(f) the date and time of return flight, if any; and

(g) any other information concerning the proposed flight that may be pertinent or required by Owner or Owner’s flight crew.

6. SCHEDULING FLIGHTS. Owner shall have final authority over the scheduling of the Aircraft, provided, however, that Owner will use its best efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling.

7. MAINTENANCE OF AIRCRAFT. Owner shall be solely responsible for securing maintenance, preventive maintenance and all required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight.

8. OPERATIONAL CONTROL. “Operational Control” as defined in 14 C.F.R. Paragraph 1.1 and for the purposes of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight. Owner shall have operational control of the Aircraft, which shall include, without limitation, providing the flight crew, selecting the Pilot-in-Command and all other physical and technical operations of the Aircraft.

9. FLIGHT CREW. Owner shall employ or contract with others to employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

10. SAFETY OF FLIGHTS. In accordance with applicable FAR, the qualified flight crew provided by Owner will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action that in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Owner shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

11. TITLE. Legal title to the Aircraft shall remain in the Owner at all times.

12. HULL AND LIABILITY INSURANCE. Owner hereby agrees to arrange for and maintain at all time during the term of this Agreement at its expense (a) aircraft liability insurance for the Aircraft in the form and substance and with such insurers as is customary for corporate aircraft of the type similar to the Aircraft, but in any event with limits of not less than Three Hundred Million Dollars ($300,000,000) single limit and shall cause Lessee to be named as an additional insured thereunder and (b) aircraft hull insurance for the Aircraft with limits of not less than the then current fair market value of the Aircraft. A certificate of insurance shall be furnished to Lessee upon request after the execution of this Agreement and prior to flights being undertaken under this Agreement. In addition, Owner shall provide Lessee with advance written notice prior to amending or terminating any insurance on the Aircraft.

13. ADDITIONAL INSURANCE. Owner will provide such additional insurance coverage as Lessee shall reasonably request or require, provided, however, that the cost of such additional insurance, if any, shall be borne by Lessee as set forth in Section 2(d) hereof.

14. REPRESENTATIONS OF OWNER. Owner represents and warrants that:

(a) It has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Owner have been duly authorized by all necessary action on the part of Owner. This Agreement constitutes a legal, valid and binding obligation of Owner, enforceable in accordance with its terms;

(b) Fortune Brands, Inc. is a corporation duly organized, existing and in good standing under the laws of the State of Delaware, and Owner has all necessary power and authority under applicable law and its organizational documents to own or lease its properties and to carry on its business as presently conducted;

(c) It is a “citizen of the “United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

(d) It will abide by all laws, orders, rules, and regulations in effect and relating to the operation or use of the Aircraft under a time sharing arrangement.

15. REPRESENTATIONS OF LESSEE. Lessee represents and warrants that:

(a) He will use the Aircraft for his own account, including the carriage of his guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire;

(b) He shall not permit any lien security interest or other encumbrance in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by any party hereto to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature into such a lien; and

(c) During the term of this Agreement, he will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Lessee.

16. LIMITATION OF LIABILITY; INDEMNIFICATION. Each party to this Agreement agrees to indemnify and hold harmless the other party and its respective officers, directors, partners, employees, shareholders, and affiliates from any claim, damage, loss, or reasonable expense, including reasonable attorney’s fees resulting from the bodily injury or property damage caused by an occurrence and arising out of the ownership, maintenance, or use of the Aircraft which results from the gross negligence or willful misconduct of such party, provided that neither party shall be liable for any such loss to the extent such loss: (a) is covered by the insurance policies described in Sections 12 and 13; (b) is covered by such policies but the amount of such loss exceeds the policy limits; or (c) consists of expense incurred in connection with any loss covered, in whole or in part, by such policies but such expenses are not payable under such policies.

EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFIT OR INSURANCE DEDUCTIBLE.

17. TERM AND TERMINATION. This Agreement shall be and continue in effect for a period of one (1) year from the Effective Date of this Agreement, and thereafter shall be automatically renewed for successive periods of one (1) year each, unless and until either party gives the other party at least thirty (30) days prior written notice of termination.

18. NOTICES

If to Lessee:
Fortune Brands, Inc. 520 Lake Cook Road Deerfield, IL 60015

If to Owner:	Fortune Brands, Inc. 520 Lake Cook Road Deerfield, IL 60015

19. NO ASSIGNMENT. Neither this Agreement nor any party’s interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Illinois.

21. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

22. AMENDMENT OR MODIFICATION. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the Parties hereto.

IN WITNESS WHEREOF, the parties have executed this Time-Sharing Agreement.

LESSEE:

OWNER:

Fortune Brands, Inc.